Exhibit 99.1
For more information contact:
Jennifer Moreno
Executive Director, Investor Relations
312.573.5634
jmoreno@navigantconsulting.com
NAVIGANT CONSULTING, INC. ANNOUNCES RECORD FIRST QUARTER 2008 REVENUES
CHICAGO, April 24, 2008 – Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions, today announced financial results for the first quarter ended March 31, 2008.
“We are very pleased with the strength of our results in the first quarter, reflecting record quarterly revenues and providing an excellent start to 2008,” stated William M. Goodyear, Chairman and Chief Executive Officer. “We realized continuing strong market demand in a number of our sectors, with particularly favorable impact in the Disputes & Investigations, Healthcare, Financial Services and International Disputes practices. The combination of continued buoyancy in the marketplace, coupled with Navigant’s sharpened operating platform, has enhanced our ability to leverage our business model.”
First Quarter 2008 Highlights
The Company’s first quarter 2008 results are summarized as follows:

	First Quarter 2008 Financial Results*
	Q1 2008	Q4 2007	% Change	Q1 2007	% Change
Total Revenues ($000)	$207,139	$203,288	1.9%	$183,290	13.0%
EBITDA ($000)	$32,558	$25,683	26.8%	$27,924	16.6%
Adjusted EBITDA ($000)	$33,208	$32,946	0.8%	$29,201	13.7%
EPS	$0.23	$0.13	76.9%	$0.20	15.0%
Adjusted EPS	$0.25	$0.22	13.6%	$0.22	13.6%
Average Billable FTEs	1,913	1,985	-3.6%	1,933	-1.0%
End of Period Billable FTEs	1,896	1,944	-2.5%	1,928	-1.7%
Consultant Utilization (1,850 base)	83%	78%	6.4%	78%	6.4%
Average Bill Rate (excludes performance fees)	$254	$240	5.8%	$230	10.4%
DSO	83	77	7.8%	81	2.5%

*	See the attached schedules for a reconciliation of Adjusted EBITDA and Adjusted EPS to the GAAP financial results.
“Increases in our key practice operating fundamentals – most notably utilization and average bill rate – positively impacted our profitability in the first quarter,” commented Julie Howard, President and Chief Operating Officer. “These improvements are evidence of the traction we are gaining from our 2007 restructuring initiatives. We remain focused on optimizing the effectiveness of our infrastructure, and consistently executing on plan.”

Business Segment Highlights
The Company’s Business Consulting segment produced solid revenue and profit, led by continued strong performance in the Energy and Financial Services practices. Increased awareness of the global energy footprint and the enactment of the 2007 Energy Act have resulted in heightened demand for Navigant’s experts in energy efficiencies and renewable energy technologies. The Financial Services practice is benefiting from multiple demand drivers including complex accounting matters, credit risk advisory needs, and ongoing regulatory pressures, although it is anticipated that operations and technology transformation services will trend down as the year progresses. The Corporate Finance and Healthcare practices also performed well, resulting in growth in both revenues and profitability. The Company’s Healthcare professionals are responding to increasing demand across all facets of the industry related to the regulatory environment and consumer activism.
The Disputes & Investigative Services segment achieved substantial year over year growth which resulted from a number of market drivers including ongoing regulatory demands, white collar litigation, investigations related to anti-money laundering and the Foreign Corrupt Practices Act (FCPA), and growing pressures and increased litigation in the global credit markets. Navigant believes that the global credit crisis has contributed to a significantly increased focus on managing credit liquidity and risk. This trend combined with heightened scrutiny from the multiple parties involved – including regulators, investors and the public – has created significant demand for Navigant’s risk, restructuring, investigative and valuations experts resident throughout the Company.
Navigant’s International Consulting Operations segment revenues grew significantly year over year, reflecting the Company’s acquisition investments made in 2007 as well as the performance of the International Construction Disputes practice which benefited from continuing demand for infrastructure projects in Europe, the Middle East and Asia. The segment’s Financial Services practice produced solid results and is focused on expansion of the group’s management consulting capabilities to include regulatory oriented skill sets to meet growing demands.
A Company metrics summary including data by segment is available on Navigant’s website (www.navigantconsulting.com) under the Investor Relations section.
Announcement of Definitive Agreement to Acquire Chicago Partners
On April 21, 2008 the Company announced that it has entered into a definitive agreement to acquire Chicago Partners, a group of leading academic and industry professionals providing economic analyses of legal and business issues to law firms, corporations and government agencies. “The Chicago Partners team will make an outstanding addition to Navigant’s existing portfolio of services,” said William Goodyear. “Chicago Partners will enable Navigant to enhance the breadth and depth of its testifying experts and, ultimately, to qualify for more client engagements that require superior testimony capabilities. Additionally, Navigant will be able to provide Chicago Partners with the staffing skills and resources they require to take on larger cases.”
Under the terms of the agreement, Navigant will pay approximately $50 million in cash and $23 million in stock to acquire Chicago Partners, which can also earn additional purchase consideration based on achieving certain post-closing performance targets. Chicago Partners’ total revenue for 2007 was $46 million. The acquisition is subject to standard closing conditions and regulatory approval, and is expected to close in the second quarter of 2008.

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Web Cast of the Company’s Announcement of First Quarter 2008 Results
A web cast of management’s presentation of the Company’s first quarter 2008 financial results will be available on Navigant’s website (www.navigantconsulting.com) under the Investor Relations section. A replay of the web cast will be available for 90 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success of the Company’s organizational changes; risks inherent in international operations including foreign currency fluctuations; pace, timing and integration of acquisitions; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; dependence on the expansion of and the increase in the Company’s service offerings and staff; conflicts of interest; potential loss of clients; risks inherent with litigation; significant client assignments; professional liability; potential legislative and regulatory changes; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended March 31, 2008				For the quarter ended March 31, 2007
	Adjusted	Adjustments		Reported	Adjusted	Adjustments		Reported

Revenues before reimbursements	$184,294			$184,294	$164,838			$164,838
Reimbursements	22,845			22,845	18,452			18,452

Total revenues	207,139	—		207,139	183,290	—		183,290

Cost of services before reimbursable expenses	113,073			113,073	101,234			101,234
Reimbursable expenses	22,845			22,845	18,452			18,452

Cost of services	135,918	—		135,918	119,686	—		119,686
General and administrative expenses	38,013			38,013	34,403			34,403
Depreciation	4,165			4,165	3,721			3,721
Amortization	4,227			4,227	3,636			3,636
Other operating costs
Separation and severance costs	—			—	—	1,277		1,277
Office consolidation	—	1,518		1,518	—			—

Operating income	24,816	(1,518)		23,298	21,844	(1,277)		20,567
Interest expense, net	4,330			4,330	842			842
Other expense	5			5	9			9

Income before income tax expense	20,481	(1,518)		18,963	20,993	(1,277)		19,716
Income tax expense	8,669	(612)		8,057	8,894	(515)		8,379

Net income	$11,812	$(906)		$10,906	$12,099	$(762)		$11,337

Net income per diluted share	$0.25			$0.23	$0.22			$0.20

Shares used in computing net income per diluted share	46,838			46,838	55,907			55,907

Percentage of revenues before reimbursements:
Cost of services before reimbursable expenses	61%			61%	61%			61%
Reimbursable expenses	12%			12%	11%			11%
General and administrative expenses	21%			21%	21%			21%

EBITDA (3)	18%			18%	18%			17%
Operating income	13%			13%	13%			12%
Net income	6%			6%	7%			7%

EBITDA (3) reconciliation:
EBITDA (3)	$33,208	$(650)		$32,558	$29,201	$(1,277)		$27,924
Depreciation	4,165			4,165	3,721			3,721
Accelerated Depreciation — Office consolidation	—	(868)		868	—			—
Amortization	4,227			4,227	3,636			3,636

Operating income	$24,816	$(1,518	)(1)	$23,298	$21,844	$(1,277	)(2)	$20,567

(1)	During the first quarter of 2008, the Company incurred realignment costs of $1.5 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements.

(2)	During the first quarter of 2007, the Company incurred separation costs and severence of $1.3 million associated with a management realignment.

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	March 31,	December 31,	March 31,
	2008	2007	2007

Assets
Cash and cash equivalents	$7,632	$11,656	$21,173
Trade accounts receivable, net	206,567	189,616	179,876
Prepaid and other assets	27,196	27,287	26,161

Total current assets	241,395	228,559	227,210

Property and equipment, net	52,129	54,687	50,537
Goodwill and intangible assets, net	475,557	488,523	415,043
Other non-current assets, net	8,373	6,928	6,495

Total Assets	$777,454	$778,697	$699,285

Liabilities and Stockholders’ Equity
Bank debt	$2,250	$2,250	$63,506
Other current liabilities	105,382	124,269	85,977
Bank debt, long-term	265,517	254,366	0
Other liabilities	55,454	55,059	35,631
Stockholders’ equity	348,851	342,753	514,171

Total Liabilities and stockholders’ equity	$777,454	$778,697	$699,285

Selected Data

Days sales outstanding, net (DSO) [1]	83	77	81

1)	Net of deferred revenue.

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in 000s (except per share amounts)
(Unaudited)

	For the quarter ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$10,906	$11,337
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	4,165	3,721
Depreciation expense — office consolidations	868	—
Amortization expense	4,227	3,636
Share-based compensation expense	3,533	3,263
Deferred income taxes	522	1,599
Other, net	2,261	2,985
Changes in assets and liabilities	(40,513)	(34,034)

Net cash used in operating activities	(14,031)	(7,493)

Cash flows from investing activities:
Purchases of property and equipment	(2,531)	(3,240)
Acquisitions of businesses	—	(13,734)
Payments of acquisition liabilities	(1,154)	(800)
Other, net	—	773

Net cash used in investing activities	(3,685)	(17,001)

Cash flows from financing activities:
Issuances of common stock	2,563	3,427
Payment of term loan installment	(562)	—
Payment of notes payable	(499)	—
Borrowings from bank, net	11,752	29,763
Other, net	438	732

Net cash provided by financing activities	13,692	33,922

Net (decrease) increase in cash and cash equivalents	(4,024)	9,428
Cash and cash equivalents at beginning of the period	11,656	11,745

Cash and cash equivalents at end of the period	$7,632	$21,173